Exhibit 25(a)

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee

Pursuant to Section 305 (b)(2)

CITIBANK, N.A.

(Exact name of Trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	13-5266470 (I.R.S. Employer Identification No.)

399 Park Avenue, New York, New York (Address of principal executive office)	10043 (Zip Code)

Citibank, N.A.

388 Greenwich Street, 14th floor

New York, N.Y. 10013

(212) 816-5805

(Name, address, and telephone number of agent for service)

WELLS FARGO & COMPANY

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-0449260 (I.R.S. employer identification no.)

420 Montgomery Street San Francisco, California (Address of principal executive offices)	94104 (Zip Code)

SENIOR DEBT SECURITIES

(Title of Indenture Securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.
Federal Reserve Bank of New York	33 Liberty Street, New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15.	Not Applicable.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect.

(Exhibit 1 to T-1 filed October 5, 2012 under File No. 333-183223).

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. Attached as Exhibit 2.

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. Attached as Exhibit 3.

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 filed

October 5, 2012 under File No. 333-183223).

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 2013- attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 24th day of April, 2014.

CITIBANK, N.A.

By	/s/ Cirino Emanuele
Cirino Emanuele
Vice President

EXHIBIT 2

Office of the Comptroller of the Currency Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “Citibank, National Association,” Sioux Falls, South Dakota (Charter No. 1461), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today,

February 24, 2014, I have hereunto

subscribed my name and caused my seal of

office to be affixed to these presents at the

U.S. Department of the Treasury, in the City

of Washington, District of Columbia.

/s/ Thomas J. Curry

Comptroller of the Currency

EXHIBIT 3

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “Citibank, National Association,” Sioux Falls, South Dakota (Charter No. 1461), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today,

November 14, 2011, I have hereunto

subscribed my name and caused my seal of

office to be affixed to these presents at the

U.S. Department of the Treasury, in the City

of Washington, District of Columbia.

/s/ John Walsh

Acting Comptroller of the Currency

ADDRESS REPLY TO “COMPTROLLER OF THE CURRENCY”	COMPTROLLER OF THE CURRENCY TREASURY DEPARTMENT WASHINGTON 25

TO THE PRESIDENTS OF ALL NATIONAL BANKS

The bill that transferred the authority over trust powers of National Banks to the Comptroller of the Currency allows for the continued exercise by National Banks of fiduciary powers pursuant to permits issued by the Board of Governors of the Federal Reserve System. It is not necessary to apply for a new certificate.

Sincerely

/s/ James J. Saxon
James J. Saxon
Comptroller of the Currency

EXHIBIT 6

April 24, 2014

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

CITIBANK, N.A.

/s/ Cirino Emanuele
Cirino Emanuele
Vice President

EXHIBIT 7

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries
	December 31,
In millions of dollars	2013	2012
Assets
Cash and due from banks (including segregated cash and other deposits)	$ 29,885	$ 36,453
Deposits with banks	169,005	102,134
Federal funds sold and securities borrowed or purchased under agreements to resell (including $141,481 and $160,589 as of December 31, 2013 and December 31, 2012, respectively, at fair value)	257,037	261,311
Brokerage receivables	25,674	22,490
Trading account assets (including $106,695 and $105,458 pledged to creditors at December 31, 2013 and December 31, 2012, respectively)	285,928	320,929
Investments (including $26,989 and $21,423 pledged to creditors at December 31, 2013 and December 31, 2012, respectively, and $291,216 and $294,463 as of December 31, 2013 and December 31, 2012, respectively, at fair value)	308,980	312,326
Loans, net of unearned income
Consumer (including $957 and $1,231 as of December 31, 2013 and December 31, 2012, respectively, at fair value)	393,831	408,671
Corporate (including $4,072 and $4,056 as of December 31, 2013 and December 31, 2012, respectively, at fair value)	271,641	246,793
Loans, net of unearned income	$ 665,472	$ 655,464
Allowance for loan losses	(19,648)	(25,455)
Total loans, net	$ 645,824	$ 630,009
Goodwill	25,009	25,673
Intangible assets (other than MSRs)	5,056	5,697
Mortgage servicing rights (MSRs)	2,718	1,942
Other assets (including $7,123 and $13,299 as of December 31, 2013 and December 31, 2012, respectively, at fair value)	125,266	145,660
Assets of discontinued operations held for sale	—	36

Total assets	$1,880,382	$1,864,660

The following table presents certain assets of consolidated variable interest entities (VIEs), which are included in the Consolidated Balance Sheet above. The assets in the table below include only those assets that can be used to settle obligations of consolidated VIEs on the following page and are in excess of those obligations. Additionally, the assets in the table below include third-party assets of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation.

	December 31,
In millions of dollars	2013	2012
Assets of consolidated VIEs that can only be used to settle obligations of consolidated VIEs
Cash and due from banks	$360	$498
Trading account assets	977	481
Investments	10,416	10,751
Loans, net of unearned income
Consumer (including $910 and $1,191 as of December 31, 2013 and December 31, 2012, respectively, at fair value)	63,493	93,936
Corporate (including $14 and $157 as of December 31, 2013 and December 31, 2012, respectively, at fair value)	31,919	23,684
Loans, net of unearned income	$95,412	$117,620
Allowance for loan losses	(3,502)	(5,854)
Total loans, net	$91,910	$111,766
Other assets	1,233	674

Total assets of consolidated VIEs that can only be used to settle obligations of consolidated VIEs	$104,896	$124,170

Statement continues on the next page.

CONSOLIDATED BALANCE SHEET (Continued)	Citigroup Inc. and Subsidiaries December 31,
In millions of dollars, except shares and per share amounts	2013	2012
Liabilities
Non-interest-bearing deposits in U.S. offices	$ 128,399	$ 129,657
Interest-bearing deposits in U.S. offices (including $988 and $889 as of December 31, 2013 and December 31, 2012, respectively, at fair value)	284,164	247,716
Non-interest-bearing deposits in offices outside the U.S.	69,406	65,024
Interest-bearing deposits in offices outside the U.S. (including $689 and $558 as of December 31, 2013 and December 31, 2012, respectively, at fair value)	486,304	488,163

Total deposits	$ 968,273	$ 930,560
Federal funds purchased and securities loaned or sold under agreements to repurchase (including $51,545 and $116,689 as of December 31, 2013 and December 31, 2012, respectively, at fair value)	203,512	211,236
Brokerage payables	53,707	57,013
Trading account liabilities	108,762	115,549
Short-term borrowings (including $3,692 and $818 as of December 31, 2013 and December 31, 2012, respectively, at fair value)	58,944	52,027
Long-term debt (including $26,877 and $29,764 as of December 31, 2013 and December 31, 2012, respectively, at fair value)	221,116	239,463
Other liabilities (including $2,011 and $2,910 as of December 31, 2013 and December 31, 2012, respectively, at fair value)	59,935	67,815
Liabilities of discontinued operations held for sale	—	—

Total liabilities	$1,674,249	$1,673,663

Stockholders’ equity
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: 269,520 as of December 31, 2013 and 102,038 as of December 31, 2012, at aggregate liquidation value	$ 6,738	$ 2,562
Common stock ($0.01 par value; authorized shares: 6 billion), issued shares: 3,062,098,976 as of December 31, 2013 and 3,043,153,204 as of December 31, 2012	31	30
Additional paid-in capital	107,193	106,391
Retained earnings	111,168	97,809
Treasury stock, at cost: December 31, 2013—32,856,062 shares and December 31, 2012—14,269,301 shares	(1,658)	(847)
Accumulated other comprehensive income (loss)	(19,133)	(16,896)

Total Citigroup stockholders’ equity	$ 204,339	$ 189,049
Noncontrolling interest	1,794	1,948
Total equity	$ 206,133	$ 190,997

Total liabilities and equity	$1,880,382	$1,864,660

The following table presents certain liabilities of consolidated VIEs, which are included in the Consolidated Balance Sheet above. The liabilities in the table below include third-party liabilities of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation. The liabilities also exclude amounts where creditors or beneficial interest holders have recourse to the general credit of Citigroup.

	December 31,
In millions of dollars	2013	2012
Liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup
Short-term borrowings	$21,793	$15,637
Long-term debt (including $909 and $1,330 as of December 31, 2013 and December 31, 2012, respectively, at fair value)	34,743	26,346
Other liabilities	999	1,224

Total liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup	$57,535	$43,207

The Notes to the Consolidated Financial Statements are an integral part of these Consolidated Financial Statements.